As filed with the Securities and Exchange Commission on April 28, 2016

Registration No. 333-208718

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Cancer Prevention Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	27-3037551
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1760 East River Road, Suite 250
Tucson, AZ 85718
(520) 908-7774

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey Jacob
Chairman of the Board and Chief Executive Officer
Cancer Prevention Pharmaceuticals, Inc.
1760 East River Road, Suite 250
Tucson, AZ 85718
(520) 908-7774

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, NY 10174 (212) 907-6457	Oded Har-Even, Esq. Robert V. Condon III, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, $0.001 par value(2)(3)	$28,750,000	$2,895
Representative’s Warrants(4)	—	—
Shares of Common Stock underlying Representative’s Warrants(2)(5)	$1,375,000	$139
Total	$30,125,000	$3,034	(6)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	Includes shares of common stock the underwriters have the option to purchase to cover over-allotments, if any.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The representative’s warrants are exercisable at a per share exercise price equal to 137.5% of the public offering price per share. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $1,375,000, which is equal to 137.5% of $1,000,000 (4% of $25,000,000).
(6)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to update certain information in Item 15 of Part II and to file an additional exhibit to this registration statement as indicated in Item 16 of Part II and the Exhibit Index of this amendment. No change is made to the preliminary prospectus constituting Part I of this registration statement or Items 13, 14, or 17 of Part II of this registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II
Information not required in prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by Cancer Prevention Pharmaceuticals, Inc. (the “Registrant”) in connection with the sale of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission (“SEC”) registration fee, the FINRA filing fee and the NYSE MKT listing fee.

Amount to be paid
SEC registration fee	$3,641
FINRA filing fee	6,500
NYSE MKT listing fee	60,000
Blue sky qualification fees and expenses	12,500
Printing and engraving expenses	75,000
Legal fees and expenses	375,000
Accounting fees and expenses	225,000
Transfer agent and registrar fees and expenses	12,000
Miscellaneous expenses	130,359
Total	$900,000

Item 14. Indemnification of Directors and Officers.

The Registrant incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, each of which will become effective immediately prior to the closing of this offering, provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

•	indemnification beyond that permitted by the Delaware General Corporation Law;
•	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;
•	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant’s stock;
•	indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;
•	indemnification for proceedings or claims brought by an officer or director against us or any of the Registrant’s directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by the Registrant’s board of directors or required by law;
•	indemnification for settlements the director or officer enters into without the Registrant’s consent; or
•	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by the Registrant.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Except as otherwise disclosed under the heading “Legal Proceedings” in the “Business” section of this registration statement, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The Registrant plans to enter into an underwriting agreement which provides that the underwriters are obligated, under some circumstances, to indemnify the Registrant’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent sales of unregistered securities.

The following sets forth information regarding all unregistered securities sold by the Registrant within the past three (3) years:

(1) Between January 11, 2016 and January 15, 2016, the Registrant issued and sold to investors convertible notes in the aggregate principal amount $2,255,000 and warrants exercisable for such number of shares of common stock as equals the quotient obtained by dividing 30% of the principal amount of the note by the per share price of the Registrant’s common stock in its initial public offering or $6.00 per share if the initial public offering is not consummated (the “Issue Price”). The exercise price is equal to the Issue Price.

(2) On January 9, 2016, the Registrant issued to an investor a convertible note in the principal amount of $5.0 million in connection with a strategic alliance.

(3) From March 29, 2012 to date, the Registrant issued to its employees, directors, and consultants an aggregate of 182,761 shares of restricted common stock under the 2010 Equity Incentive Plan (the “2010 Equity Incentive Plan”).

(4) From September 27, 2012 to date, the Registrant granted stock options under the 2010 Equity Incentive Plan to purchase an aggregate of 417,506 shares of common stock (net of cancellations) to its employees, directors, and consultants, having exercise prices ranging from $1.10 to $4.00 per share. 400 shares of common stock were issued pursuant to option exercises.

(5) On September 17, 2012, all lenders holding convertible promissory notes converted the outstanding principal and accrued interest owed to them into 1,113,743 shares of Series A-1 Preferred Stock. Upon the closing of this offering, these shares will convert into 1,113,743 shares of common stock. The issuance of Series A-1 Preferred Stock qualified for exemption under Section 3(a)(9) of the Securities Act.

(6) From November 19, 2012 through October 3, 2013, the Registrant issued and sold to investors an aggregate of 1,050,500 shares of its Series A-2 Preferred Stock, having a price of $5.00 per share, for aggregate consideration of $5,252,500. Upon the closing of this offering, these shares will convert into 1,050,500 shares of common stock.

The offers, sales and issuances of the securities described in paragraphs (3) and (4) were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were the Registrant’s employees, directors or bona fide consultants and received the securities under the 2010 Equity Incentive Plan. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about the Registrant.

The offers, sales and issuances of the securities described in paragraphs (1), (2) and (6) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about the Registrant.

Item 16. Exhibits and financial statement schedules.

(a) Exhibits.

Exhibit number	Description of document
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect filed on September 14, 2012
3.2*	Bylaws of the Registrant, as currently in effect
3.3*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation effective as of September 28, 2012
3.4*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation effective as of April 2, 2014
3.5*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation effective as of February 1, 2016
3.6*	Form of Second Amended and Restated Certificate of Incorporation to become effective upon the closing of this offering
3.7*	Form of Amended and Restated Bylaws to become effective upon the closing of this offering
4.1*	Form of Common Stock Certificate of the Registrant
4.2+*	Cancer Prevention Pharmaceuticals, Inc. 2010 Equity Incentive Plan
4.3+*	Form of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice under the 2010 Equity Incentive Plan
4.4*	Form of Warrant ($2.0 Million Financing)
4.5*	Form of Convertible Promissory Note ($2.0 Million Financing)
4.6*	Form of Warrant ($2.5 Million Financing)
4.7*	Form of Convertible Promissory Note ($2.0 Million Financing)
4.8*	Warrant issued to the University of Arizona and Conversion Letter
4.9*	Stockholders Agreement (2009 Financing)
4.10+*	Cancer Prevention Pharmaceuticals, Inc. 2016 Equity Incentive Plan
4.11+*	Form of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice under the 2016 Equity Incentive Plan
4.12+*	First Amendment to 2010 Equity Incentive Plan
4.13+*	Second Amendment to 2010 Equity Incentive Plan
4.14+*	Third Amendment to 2010 Equity Incentive Plan
4.15*	Amendment to Warrant issued to the University of Arizona
4.16*	Form of Warrant (Bridge Financing)
4.17*	Form of Convertible Promissory Note (Bridge Financing)
4.18*	Form of Convertible Promissory Note (Sucampo)

Exhibit number	Description of document
4.19*	Form of Representative’s Warrant
5.1*	Opinion of Gracin & Marlow, LLP
10.1*	Form of Indemnification Agreement by and between the Registrant and its directors and officers
10.2*	Form of Note and Warrant Purchase Agreement ($2.0 Million financing)
10.3*	Form of Convertible Promissory Note and Note Purchase Agreement Modification Agreement
10.4*	Form of Modification to Convertible Promissory Note
10.5+*	Employment Agreement with Jeffrey Jacob, effective January 24, 2011
10.6+*	Amendment to Employment Agreement with Jeffrey Jacob effective September 2, 2013
10.7+*	Employment Agreement with Christopher Richied effective February 1, 2013
10.8+*	Amendment to Employment Agreement with Christopher Richied effective September 2, 2013
10.9+*	Employment Agreement with Eugene Gerner, Ph.D. effective August 1, 2012
10.10+*	Amendment to Employment Agreement with Eugene Gerner, Ph.D. effective February 11, 2014
10.11*	Form of Series A-2 Preferred Stock Purchase Agreement September 2012
10.12*	Form of Investors’ Rights Agreement September 2012
10.13*	Amendment to Investors Right’s Agreement dated September 27, 2012
10.14*	Form of Voting Agreement September 2012
10.15*	Amendment to Voting Agreement dated September 27, 2012
10.16*	Form of Right of First Refusal and Co-Sale Agreement September 2012
10.17*	Amendment to Right of First Refusal and Co-Sale Agreement dated September 27, 2012
10.18*	Form of Series A-2 Preferred Stock Purchase Agreement November 2012
10.19*	Form of Amended Series A-2 Preferred Stock Purchase Agreement July 2013
10.20#*	Pharmaceutical Product Co-Development and License Agreement between Cancer Prevention Pharmaceuticals, Inc. and Tillotts Pharma AG dated December 27, 2013
10.21*	Amendment to the Pharmaceutical Product Co-Development and License Agreement between Cancer Prevention Pharmaceuticals, Inc. and Tillotts Pharma AG effective as of March 31, 2014
10.22*	Agreement between Cancer Prevention Pharmaceuticals, Inc. and SWOG effective as of February 22, 2014
10.23#*	Product Manufacturing and Supply Agreement between Cancer Prevention Pharmaceuticals, LLC and Sanofi-Aventis Canada, Inc. dated June 30, 2009
10.24*	First Amendment to Product Manufacturing and Supply Agreement between Cancer Prevention Pharmaceuticals, LLC and Sanofi-Aventis Canada, Inc. dated September 3, 2009
10.25*	Assignment, Assumption and Second Amendment to Product Manufacturing and Supply Agreement by and among Cancer Prevention Pharmaceuticals, LLC, Sanofi-Aventis Canada, Inc. dated February 29, 2012
10.26#*	Master Development Agreement between Cancer Prevention Pharmaceuticals, Inc. and Sanofi-Aventis Canada, Inc. dated November 9, 2012
10.27*	Amended and Restated License Agreement between Regents of The University of Arizona and Cancer Prevention Pharmaceuticals, Inc. effective December 19, 2013
10.28*	First Amendment to the Amended and Restated Exclusive License Agreement between The Regents of The University of Arizona and Cancer Prevention Pharmaceuticals, Inc. dated as of August 12, 2015
10.29*	Form of Note and Warrant Purchase Agreement (Bridge Financing)

Exhibit number	Description of document
10.30*	Securities Purchase Agreement dated as of January 9, 2016 by and between Cancer Prevention Pharmaceuticals, Inc., Sucampo AG and Sucampo Pharmaceuticals, Inc.
10.31#*	Option and Collaboration Agreement dated January 9, 2016 by and between Cancer Prevention Pharmaceuticals, Inc. and Sucampo AG
10.32+*	Employment Agreement with Jeffrey Jacob effective January 1, 2016
10.33+*	Employment Agreement with Christopher Richied effective January 1, 2016
10.34+*	Cancer Prevention Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan
10.35**	Master Services Agreement, effective June 10, 2015, by and between Cancer Prevention Pharmaceuticals, Inc. and Clear Pharma, Inc.
21.1*	Subsidiaries of Cancer Prevention Pharmaceuticals, Inc.
23.1*	Consent of Mayer Hoffman McCann P.C., an Independent Registered Public Accounting Firm
23.2*	Consent of Gracin & Marlow, LLP. Reference is made to Exhibit 5.1
23.3*	Consent of GFK (f/k/a Bridgehead International)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)

+	Indicates management contract or compensatory plan.
*	Previously filed.
**	Filed herewith.
#	The Registrant has sought confidential treatment with respect to certain portions of this exhibit which has been submitted separately to the Securities and Exchange Commission.

The exhibits filed with this registration statement are listed in the Exhibit Index hereto, which is incorporated by reference herein.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(f)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on the 28th day of April, 2016.

CANCER PREVENTION PHARMACEUTICALS, INC.

By:	/s/ Jeffrey Jacob Name: Jeffrey Jacob Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeffrey Jacob Jeffrey Jacob	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	April 28, 2016
/s/ Christopher Richied Christopher Richied	Chief Financial Officer (Principal Financial and Accounting Officer)	April 28, 2016
* Eugene Gerner, Ph.D.	Member of the Board of Directors	April 28, 2016
* Richard Love	Member of the Board of Directors	April 28, 2016
* Daniel Donovan	Member of the Board of Directors	April 28, 2016
* Jon Saxe	Member of the Board of Directors	April 28, 2016
*By:	/s/ Jeffrey Jacob Jeffrey Jacob Attorney-in-Fact

EXHIBIT INDEX

Exhibit number	Description of document
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect filed on September 14, 2012
3.2*	Bylaws of the Registrant, as currently in effect
3.3*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation effective as of September 28, 2012
3.4*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation effective as of April 2, 2014
3.5*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation effective as of February 1, 2016
3.6*	Form of Second Amended and Restated Certificate of Incorporation to become effective upon the closing of this offering
3.7*	Form of Amended and Restated Bylaws to become effective upon the closing of this offering
4.1*	Form of Common Stock Certificate of the Registrant
4.2+*	Cancer Prevention Pharmaceuticals, Inc. 2010 Equity Incentive Plan
4.3+*	Form of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice under the 2010 Equity Incentive Plan
4.4*	Form of Warrant ($2.0 Million Financing)
4.5*	Form of Convertible Promissory Note ($2.0 Million Financing)
4.6*	Form of Warrant ($2.5 Million Financing)
4.7*	Form of Convertible Promissory Note ($2.5 Million Financing)
4.8*	Warrant issued to the University of Arizona and Conversion Letter
4.9*	Stockholders Agreement (2009 Financing)
4.10+*	Cancer Prevention Pharmaceuticals, Inc. 2016 Equity Incentive Plan
4.11+*	Form of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice under the 2016 Equity Incentive Plan
4.12+*	First Amendment to 2010 Equity Incentive Plan
4.13+*	Second Amendment to 2010 Equity Incentive Plan
4.14+*	Third Amendment to 2010 Equity Incentive Plan
4.15*	Amendment to Warrant issued to the University of Arizona
4.16*	Form of Warrant (Bridge Financing)
4.17*	Form of Convertible Promissory Note (Bridge Financing)
4.18*	Form of Convertible Promissory Note (Sucampo)
4.19*	Form of Representative’s Warrant
5.1*	Opinion of Gracin & Marlow, LLP
10.1*	Form of Indemnification Agreement by and between the Registrant and its directors and officers
10.2*	Form of Note and Warrant Purchase Agreement ($2.0 Million financing)
10.3*	Form of Convertible Promissory Note and Note Purchase Agreement Modification Agreement
10.4*	Form of Modification to Convertible Promissory Note
10.5+*	Employment Agreement with Jeffrey Jacob, effective January 24, 2011
10.6+*	Amendment to Employment Agreement with Jeffrey Jacob effective September 2, 2013
10.7+*	Employment Agreement with Christopher Richied effective February 1, 2013
10.8+*	Amendment to Employment Agreement with Christopher Richied effective September 2, 2013
10.9+*	Employment Agreement with Eugene Gerner, Ph.D. effective August 1, 2012
10.10+*	Amendment to Employment Agreement with Eugene Gerner, Ph.D. effective February 11, 2014
10.11*	Form of Series A-2 Preferred Stock Purchase Agreement September 2012

Exhibit number	Description of document
10.12*	Form of Investors’ Rights Agreement September 2012
10.13*	Amendment to Investors’ Rights Agreement dated September 27, 2012
10.14*	Form of Voting Agreement September 2012
10.15*	Amendment to Voting Agreement dated September 27, 2012
10.16*	Form of Right of First Refusal and Co-Sale Agreement September 2012
10.17*	Amendment to Right of First Refusal and Co-Sale Agreement dated September 27, 2012
10.18*	Form of Series A-2 Preferred Stock Purchase Agreement November 2012
10.19*	Form of Amended Series A-2 Preferred Stock Purchase Agreement July 2013
10.20#*	Pharmaceutical Product Co-Development and License Agreement between Cancer Prevention Pharmaceuticals, Inc. and Tillotts Pharma AG dated December 27, 2013
10.21*	Amendment to the Pharmaceutical Product Co-Development and License Agreement between Cancer Prevention Pharmaceuticals, Inc. and Tillotts Pharma AG effective as of March 31, 2014
10.22*	Agreement between Cancer Prevention Pharmaceuticals, Inc. and SWOG effective as of February 22, 2014
10.23#*	Product Manufacturing and Supply Agreement between Cancer Prevention Pharmaceuticals, LLC and Sanofi-Aventis Canada, Inc. dated June 30, 2009
10.24*	First Amendment to Product Manufacturing and Supply Agreement between Cancer Prevention Pharmaceuticals, LLC and Sanofi-Aventis Canada, Inc. dated September 3, 2009
10.25*	Assignment, Assumption and Second Amendment to Product Manufacturing and Supply Agreement by and among Cancer Prevention Pharmaceuticals, LLC, Sanofi-Aventis Canada, Inc. dated February 29, 2012
10.26#*	Master Development Agreement between Cancer Prevention Pharmaceuticals, Inc. and Sanofi-Aventis Canada, Inc. dated November 9, 2012
10.27*	Amended and Restated License Agreement between Regents of The University of Arizona and Cancer Prevention Pharmaceuticals, Inc. effective December 19, 2013
10.28*	First Amendment to the Amended and Restated Exclusive License Agreement between The Regents of The University of Arizona and Cancer Prevention Pharmaceuticals, Inc. dated as of August 12, 2015
10.29*	Form of Note and Warrant Purchase Agreement (Bridge Financing)
10.30*	Securities Purchase Agreement dated as of January 9, 2016 by and between Cancer Prevention Pharmaceuticals, Inc., Sucampo AG and Sucampo Pharmaceuticals, Inc.
10.31#*	Option and Collaboration Agreement dated January 9, 2016 by and between Cancer Prevention Pharmaceuticals, Inc. and Sucampo AG
10.32+*	Employment Agreement with Jeffrey Jacob effective January 1, 2016
10.33+*	Employment Agreement with Christopher Richied effective January 1, 2016
10.34+*	Cancer Prevention Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan
10.35**	Master Services Agreement, effective June 10, 2015, by and between Cancer Prevention Pharmaceuticals, Inc. and Clear Pharma, Inc.
21.1*	Subsidiaries of Cancer Prevention Pharmaceuticals, Inc.
23.1*	Consent of Mayer Hoffman McCann P.C., an Independent Registered Public Accounting Firm
23.2*	Consent of Gracin & Marlow, LLP. Reference is made to Exhibit 5.1
23.3*	Consent of GFK (f/k/a Bridgehead International)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)

+	Indicates management contract or compensatory plan.
*	Previously filed.
**	Filed herewith.
#	The Registrant has sought confidential treatment with respect to certain portions of this exhibit which has been submitted separately to the Securities and Exchange Commission.